Exhibit 99.1

COMPUCREDIT REPORTS FIRST QUARTER EARNINGS

ATLANTA, GA, May 8, 2006 – CompuCredit (NASDAQ: CCRT) reported first quarter 2006 managed earnings of $54.8 million, or $1.09 of managed earnings per common share on a fully diluted basis, as compared with $38.5 million of managed earnings, or $0.73 of managed earnings per common share on a fully diluted basis, for the first quarter of 2005.

Under GAAP, first quarter 2006 net income was $30.7 million, or $0.61 net income per common share on a fully diluted basis, as compared to first quarter 2005 net income of $49.2 million, or $0.94 net income per common share on a fully diluted basis.

“CompuCredit delivered excellent results in the first quarter with high return on assets, historically low losses, and strong new customer account growth,” said David G. Hanna, CompuCredit’s Chairman and Chief Executive Officer. He added, “We are very pleased with this start to the year, and we will continue to focus on the needs of our customers and expanding our product and service offerings throughout 2006.”

CompuCredit’s net interest margin was an all-time high of 25.0 percent in the first quarter of 2006, as compared to 20.8 percent for the first quarter of 2005 and 22.4 percent in the previous quarter. The adjusted charge-off rate was 7.1 percent in the first quarter of 2006, as compared to 6.9 percent for the first quarter of 2005 and 11.2 percent in the previous quarter. Also, as of March 31, 2006, the 60-plus day delinquency rate was 10.6 percent, as compared to 8.7 percent as of March 31, 2005 and 9.3 percent as of December 31, 2005.

Various references within this press release and the accompanying financial information are to CompuCredit’s managed receivables, which include its non-securitized receivables, together with the receivables underlying its off balance sheet securitization facilities. Financial, operating and statistical data based on these aggregate managed receivables are key to any evaluation of CompuCredit’s performance in managing (including underwriting, valuing purchased receivables, servicing and collecting) the portfolios of receivables reflected on CompuCredit’s balance sheet and underlying its securitization facilities. In allocating CompuCredit’s resources and managing its business, management relies heavily upon financial, operating and statistical data prepared on a so-called “managed basis.” It is also important to analysts, investors and others that CompuCredit provides selected metrics and data on a managed basis because this allows a comparison of CompuCredit to others within the specialty finance industry. Moreover, CompuCredit’s management, analysts, investors and others believe it is critical that they understand the credit performance of the entire portfolio of CompuCredit’s managed receivables because it reveals information concerning the quality of loan originations and the related credit risks inherent within the securitized portfolios and CompuCredit’s retained interests in its securitization facilities.

Managed receivables data assume that none of the credit card receivables underlying CompuCredit’s off balance sheet securitization facilities were ever transferred to securitization facilities and present the net credit losses and delinquent balances on the receivables as if CompuCredit still owned the receivables. Reconciliation of the managed receivables data to CompuCredit’s GAAP financial statements requires: (1) recognition that a significant majority of CompuCredit’s loans and fees receivable had been sold in securitization transactions as of March 31, 2006; (2) a look-through to CompuCredit’s economic share of the receivables that it manages for its equity-method investees; (3) removal of CompuCredit’s minority interest holders’ interests in the managed receivables underlying CompuCredit’s GAAP consolidated results; and (4) recognition that, prior to their re-securitization, CompuCredit’s Fingerhut managed receivables were recorded at a $0.0 basis in CompuCredit’s GAAP financial statements.

CompuCredit’s expectation with regards to expanding its product and service offerings is a forward-looking statement. Forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond CompuCredit’s control. Actual results may differ materially from those suggested by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the factors set forth in Item 1A, “Risk Factors” in CompuCredit’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, changes in the general economy that might make originated and acquired receivables more difficult to collect (and future receivables less profitable), CompuCredit’s ability to transfer acquired receivables to its systems and effectively collect them, changes in the laws and regulations, or the interpretation or application of such laws and regulations, to which CompuCredit and the financial institutions that issue credit products on its behalf are subject, and CompuCredit’s ability to successfully integrate and grow acquired businesses. CompuCredit expressly disclaims any obligation to update any forward-looking statements except as may be required by law.

*    *    *    *    *

Further details regarding CompuCredit’s first quarter 2006 financial performance will be discussed during management’s conference call, today, May 8, 2006 at 5:00 p.m., Eastern Time. The media and public are invited to listen to the live webcast of the call, accessible on the Internet at www.CompuCredit.com. A replay of the conference call also will be available on the web site.

CompuCredit is a specialty finance company and marketer of branded credit cards and related financial services. CompuCredit provides these services to consumers who are underserved by traditional financial institutions. Through corporate and affinity contributions focused on the underserved and un-banked communities, CompuCredit also uses its financial resources and volunteer efforts to address the numerous challenges affecting its customers. For more information about CompuCredit, visit www.CompuCredit.com.

Contact:	Jay Putnam Investor Relations +1-770-206-6364 Jay.Putnam@CompuCredit.com

CompuCredit Corporation and Subsidiaries

Financial and Statistical Summary

(Unaudited)

(In thousands, except for per share data and percentages)

	March 31, 2006	December 31, 2005	March 31, 2005
Common Share Statistics
Net Income Per Common Share—Basic	$0.63	$0.06	$0.96
Net Income Per Common Share—Diluted	$0.61	$0.06	$0.94
Book Value Per Common Share Outstanding (period end)	$16.29	$15.67	$14.25
Stock Price Per Share (period end)	$36.81	$38.46	$26.62
Total Market Capitalization (period end)	$1,806,265	$1,882,620	$1,371,254
Shares Outstanding (period end)(1)	49,070	48,950	51,507
Weighted Average Shares Outstanding—Basic	48,632	48,603	51,277
Weighted Average Shares Outstanding—Diluted	50,304	50,387	52,516

Average Managed Receivables Statistics (2)
Average Managed Receivables	$2,505,417	$2,430,026	$2,335,567
Average Shareholders’ Equity	$782,269	$764,993	$705,344
GAAP Return on Average Managed Receivables	4.9%	0.5%	8.4%
GAAP Return on Average Equity (ROE)	15.6%	1.6%	27.9%
Net Interest Margin	25.0%	22.4%	20.8%
Net Charge-Off Rate	8.5%	13.4%	9.2%
Adjusted Charge-Off Rate	7.1%	11.2%	6.9%
Adjusted Charge Offs	$44,779	$67,777	$40,491
Risk Adjusted Margin	36.5%	28.4%	27.8%
Operating Ratio	18.5%	18.6%	14.3%
Other Income Ratio	19.2%	17.4%	13.9%

Period-End Managed Receivables Statistics (2)
Total Managed Receivables	$2,511,588	$2,493,244	$2,274,329
Delinquency Rate (60+ days)	10.6%	9.3%	8.7%
Number of Accounts	3,781	3,588	3,009
Shareholders’ Equity	$799,387	$767,211	$734,201
Equity to Managed Receivables Ratio	31.8%	30.8%	32.3%

(1)	Shares outstanding balances exclude 5,677,950 shares that are outstanding at both March 31, 2006 and

December 31, 2005 but that are returnable to CompuCredit under the terms of a share lending arrangement.

(2)	Excludes receivables at or near charge off at the time of purchase.

CompuCredit Corporation and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands)

	March 31, 2006	December 31, 2005
	(Unaudited)
Assets
Cash and cash equivalents (including restricted cash of $15,103 at March 31, 2006 and $12,427 at December 31, 2005)	$159,352	$240,655
Securitized earning assets	801,216	786,983
Non-securitized earning assets, net	501,785	468,311
Deferred costs, net	29,261	31,012
Software, furniture, fixtures and equipment, net	58,139	48,383
Investments in equity-method investees	75,837	69,343
Intangibles, net	12,834	13,749
Goodwill	120,254	130,800
Prepaid expenses and other assets	31,129	31,954

Total assets	$1,789,807	$1,821,190

Liabilities
Accounts payable and accrued expenses	$86,473	$96,483
Notes payable	175,542	165,186
Convertible senior notes	550,000	550,000
Deferred revenue	65,731	67,585
Current and deferred income tax liabilities	70,171	129,283

Total liabilities	947,917	1,008,537

Minority interests	42,503	45,442

Shareholders’ equity
Common stock, no par value, 150,000,000 shares authorized: 59,179,878 shares issued and 54,747,909 shares outstanding at March 31, 2006 (including 5,677,950 loaned shares to be returned); and 59,080,610 shares issued and 54,628,020 shares outstanding at December 31, 2005 (including 5,677,950 loaned shares to be returned)	—	—
Additional paid-in capital	322,756	318,178
Treasury stock, at cost, 4,431,969 and 4,452,590 shares March 31, 2006 and December 31, 2005, respectively	(125,010)	(125,068)
Deferred compensation	(8,544)	(5,426)
Warrants	25,610	25,610
Retained earnings	584,575	553,917

Total shareholders’ equity	799,387	767,211

Total liabilities and shareholders’ equity	$1,789,807	$1,821,190

CompuCredit Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except per share data)

	For Three Months Ended
	March 31, 2006	December 31, 2005	March 31, 2005
Interest income:
Consumer loans, including past due fees	$52,975	$41,739	$11,258
Other	4,575	4,195	1,995

Total interest income	57,550	45,934	13,253
Interest expense	(11,450)	(8,831)	(2,422)

Net interest income before fees and other income on non-securitized earning assets and provision for loan losses	46,100	37,103	10,831
Fees and other income on non-securitized earning assets	119,770	100,150	99,342
Provision for loan losses	(77,829)	(53,812)	(14,104)

Net interest income, fees and other income on non-securitized earning assets	88,041	83,441	96,069
Other operating income:
Fees and other income from securitized earning assets	50,469	11,295	37,492
Servicing income	27,810	35,309	36,459
Ancillary and interchange revenues	8,194	9,627	5,533
Equity in income of equity-method investees	25,665	9,738	18,819

Total other operating income	112,138	65,969	98,303
Other operating expense:
Salaries and benefits	11,645	9,652	7,107
Card and loan servicing	63,657	60,976	59,335
Marketing and solicitation	26,079	30,326	18,050
Depreciation	7,634	5,188	4,213
Goodwill Impairment	10,546	—	—
Other	29,311	39,942	19,058

Total other operating expense	148,872	146,084	107,763

Income before minority interests and income taxes	51,307	3,326	86,609
Minority interests	(3,405)	1,360	(9,161)

Income before income taxes	47,902	4,686	77,448
Income taxes	(17,244)	(1,711)	(28,268)

Net income	$30,658	$2,975	$49,180

Net income per common share—basic	$0.63	$0.06	$0.96

Net income per common share—diluted	$0.61	$0.06	$0.94

CompuCredit Corporation and Subsidiaries

Business Segment Data

(Unaudited)

(Dollars in thousands)

Three Months Ended March 31, 2006	Credit Cards	Investments in Previously Charged-Off Receivables	Retail Micro- Loans	Auto Finance	Other	Total
Net interest income, fees and other income on non-securitized earning assets	$57,306	$9,478	$12,897	$7,852	$508	$88,041

Total other operating income	$108,153	$61	$3,735	$164	$25	$112,138

Income (loss) before income taxes	$69,729	$5,224	$(17,039)	$847	$(10,859)	$47,902

Loans and fees receivable, gross	$423,534	$—	$51,312	$142,191	$12,246	$629,283

Loans and fees receivable, net	$253,316	$—	$42,193	$115,422	$6,923	$417,854

Total assets	$1,391,292	$31,021	$183,372	$155,232	$28,890	$1,789,807

Three Months Ended March 31, 2005	Credit Cards	Investments in Previously Charged-Off Receivables	Retail Micro- Loans	Auto Finance	Other	Total
Net interest income, fees and other income on non-securitized earning assets	$64,010	$17,508	$14,315	$—	$236	$96,069

Total other operating income	$91,427	$1,441	$5,435	$—	$—	$98,303

Income (loss) before income taxes	$75,263	$7,071	$890	$—	$(5,776)	$77,448

Loans and fees receivable, gross	$130,913	$—	$27,806	$—	$1,648	$160,367

Loans and fees receivable, net	$84,646	$—	$22,781	$—	$1,071	$108,498

Total assets	$819,354	$19,187	$158,414	$—	$11,618	$1,008,573

CompuCredit Corporation and Subsidiaries

Managed Earnings and Reconciliation of Reported GAAP Net Income to Managed Earnings

(Unaudited)

(In thousands, except per share data)

	For The Three Months Ended
	March 31, 2006	Dec. 31, 2005	March 31, 2005
GAAP net income as reported	$30,658	$2,975	$49,180
Securitization adjustment, net of tax	3,715	582	(16,358)
Provision to charge off adjustment, net of tax	20,444	14,545	5,650

Managed net income	$54,817	$18,102	$38,472

Managed net income per common share	$1.09	$0.36	$0.73

	For The Three Months Ended March 31, 2006			For The Three Months Ended March 31, 2005
	GAAP	Adjustments	Managed	GAAP	Adjustments	Managed
Net interest margin on loans receivable	$52,975	$103,384	$156,359	$11,258	$110,067	$121,325
Net interest income (expense)	(6,875)	3,880	(2,995)	(427)	615	188
Provision / charge offs	(77,829)	33,050	(44,779)	(14,104)	(26,387)	(40,491)
Other operating income	231,908	(111,617)	120,291	197,645	(116,301)	81,344
Marketing expense	(26,079)	—	(26,079)	(18,050)	—	(18,050)
Ancillary product expense	(1,093)	—	(1,093)	(166)	—	(166)
Operating expenses	(121,700)	5,646	(116,054)	(89,547)	5,982	(83,565)
Minority interests	(3,405)	3,405	—	(9,161)	9,161	—

Pre-tax net income	47,902	37,748	85,650	77,448	(16,863)	60,585
Income taxes	(17,244)	(13,589)	(30,833)	(28,268)	6,155	(22,113)

Net income	$30,658	$24,159	$54,817	$49,180	$(10,708)	$38,472

Weighted average shares outstanding	50,304	50,304	50,304	52,597	52,597	52,597

Net income per common share	$0.61	$0.48	$1.09	$0.94	$(0.21)	$0.73

Gross loans and fees receivable	$629,283	$1,882,305	$2,511,588	$160,367	$2,113,962	$2,274,329

	For The Three Months Ended December 31, 2005
	GAAP	Adjustments	Managed
Net interest margin on loans receivable	$41,739	$94,506	$136,245
Net interest income (expense)	(4,636)	2,831	(1,805)
Provision / charge offs	(53,812)	(13,965)	(67,777)
Other operating income	166,119	(60,154)	105,965
Marketing expense	(30,326)	—	(30,326)
Ancillary product expense	(654)	—	(654)
Operating expenses	(115,104)	1,963	(113,141)
Minority interests	1,360	(1,360)	—

Pre-tax net income	4,686	23,821	28,507
Income taxes	(1,711)	(8,694)	(10,405)

Net income	$2,975	$15,127	$18,102

Weighted average shares outstanding	50,387	50,387	50,387

Net income per common share	$0.06	$0.30	$0.36

Gross loans and fees receivable	$530,573	$1,962,671	$2,493,244